                                                           Exhibit 23.1

         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our Firm under the caption "Experts" and to the use of our reports with respect to Global Signal Inc. dated February 13, 2004, except for Note 19 as to which the date is April 27, 2004, and our report with respect to Tower Ventures dated March 31, 2004, in Amendment No. 2 to the
Registration Statement (Form S-11 No. 333-112839) and related Prospectus of
Global Signal Inc. for the registration of $200,000,000 of its common stock.

                                                     /s/ Ernst & Young LLP

Tampa, Florida
April 29, 2004